Exhibit 4.18

[Form of Preferred Stock Certificate]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK AND MORE THAN ONE SERIES OF ITS CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Incorporated under the laws of the State of Delaware, March 29, 1996

Certificate Number: [     ]

Initial Number of Shares of Series A-1 Convertible Preferred Stock: [              ]

CUSIP [ ]
ISIN [ ]

CERES, INC.

Ceres, Inc. (the “Corporation”) hereby certifies that [Cede & Co.] (the “Holder”) is the registered owner of the number shown on Schedule I hereof of fully paid and non-assessable shares of the Corporation’s designated Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “A-1 Preferred Stock”), transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed or assigned and in proper form for transfer.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and any amendments thereto, including the provisions of the Certificate of Designation of Preferences, Rights and Limitations, dated [             ], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.

The shares of the A-1 Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

Reference is hereby made to the provisions of the A-1 Preferred Stock set forth in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

[Unless the Transfer Agent has properly countersigned, these shares of the A-1 Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.]

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers as of [                        ].

By:
Name: Title:

By:
Name: Title:

[COUNTERSIGNATURE

These are shares of the Series A-1 Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: ____________________

American Stock Transfer & Trust Company, LLC, as Transfer Agent

By:	____________________________________________________
Name: Title:]

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A-1 Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of Ceres, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of shares of Preferred Stock owned prior to Conversion: ________________________________________________________
Number of shares of Preferred Stock to be Converted: ________________________________________________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________________________________________________
Number of shares of Common Stock to be Issued: ___________________________________________________________________
Applicable Conversion Price: __________________________________________________________________________________
Number of shares of Preferred Stock subsequent to Conversion:________________________________________________________

(If Preferred Stock is not in book-entry form) Address for Delivery: ______________________

or

(If Preferred Stock is in book-entry form) DWAC Instructions:

Broker no: _________

Account no: ___________

[HOLDER] By:___________________________________ Name: Title:

ASSIGNMENT FORM

To assign the shares of Series A-1 Convertible Preferred Stock evidenced hereby, fill in the form below:

I, or we, assign and transfer the shares of Series A-1 Convertible Preferred Stock evidenced hereby to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ________________ as agent to transfer the shares of A-1 Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date: _____________________	Your Signature:	__________________________________________
(Sign exactly as your name appears on the face of this Certificate)

Signature Guarantee:
(Signature must be guaranteed)

(Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I

Ceres, Inc.

Global Preferred Share

Series A-1 Convertible Preferred Stock

Certificate Number: [     ]

The number of shares of the Series A-1 Convertible Preferred Stock initially represented by this Global Preferred Share shall be [               ]. Thereafter the Transfer Agent shall note changes in the number of shares of the Series A-1 Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent